EXHIBIT 6.8

# TECHNOLOGY AND DOCUMENTATION LICENSE AGREEMENT

**THIS TECHNOLOGY AND DOCUMENTATION LICENSE AGREEMENT** (the "Agreement") dated this 11th day of July, 2017 (the "Execution Date")

**BETWEEN:**

**Vitreon America, Inc. (Vitreon)**, a Delaware C-Corporation with Corporate headquarters in Lewes, Delaware and primary foreign business offices at 1100 Wicomico Street, Suite 705, Baltimore, Maryland 21230 (the "**Licensor**");

- AND -

**Verax Research Services, Inc.** (**Verax**), a Delaware C-Corporation with Corporate headquarters in Lewes, Delaware and Business and Research foreign offices located at Johns Hopkins University-MCC, 9601 Medical Center Drive, Academic and Research Building, Suite 201, 9601 Medical Center Drive, Rockville, Maryland 20850 (the "**Licensee**").

**BACKGROUND:**

The Licensor wishes to license certain technology as further disclosed and set forth in Exhibit A hereto (the "**Technology**") to the Licensee and the Licensee desires to use the Technology license under the terms and conditions stated below.

**IN CONSIDERATION OF** the provisions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

**License**

1. Under this Agreement the Licensor grants to the Licensee an exclusive and non-transferable license (the "**License**") to use the several technologies developed set forth in the attached Exhibit A developed by the Licensor (the "**Technology**") for Hemp plant and hemp constituent raw materials supplier/buyer transactions certification, product design, product development and manufacturing.

2. "**Technology**" includes the technology systems and programs and any related printed, electronic and online documentation and any other files that may accompany the technology.

3. Title, copyright, intellectual property rights and distribution rights of the Technology remain exclusively with the Licensor. Intellectual property rights include the look and feel of the Technology. This Agreement constitutes a license for use only and is not in any way a transfer of ownership rights to the Technology.

VERAX RESEARCH AND TESTING CENTER @ HOPKINS

JOHNS HOPKINS UNIVERSITY; MCC-ACADEMIC AND RESEARCH BUILDING
9601 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
Office: (888) 214-2584 www.veraxreserch.com Fax: (301) 294-7010

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4. The rights and obligations of this Agreement are corporate rights granted to the Licensee only and not to any individual. The Licensee may not transfer or assign any of the rights or obligations granted under this Agreement to any other person or legal entity. The Licensee may not make available the Technology for use by one or more third parties.

5. The Technology may be modified but the original technology in Exhibit A will be maintained as original license. The Licensee is granted the right to modify, reverse-engineered, or de-compile in any manner through current or future available technologies for application to hemp-based products development and products only.

6. Failure to comply with any of the terms under the License section will be considered a material breach of this Agreement.

**License Fee**

7. The license fee for this Agreement will be four thousand eighty-six (4,086) shares of Verax Research Services, Inc. as founder shares with a par value of $0.001 per share.

**Limitation of Liability**

8. The Technology is provided by the Licensor and accepted by the Licensee "as is". Liability of the Licensor will be limited to a one tenth of the original shares granted for the Technology license. The Licensor will not be liable for any general, special, incidental or consequential damages including, but not limited to, loss of production, loss of profits, loss of revenue, loss of data, or any other business or economic disadvantage suffered by the Licensee arising out of the use or failure to use the Technology.

9. The Licensor makes no warranty expressed or implied regarding the fitness of the Technology for a particular purpose or that the Technology will be suitable or appropriate for the specific requirements of the Licensee.

10. The Licensor does not warrant that use of the Technology will be uninterrupted or error-free. The Licensee accepts that Technology in general is prone to bugs and flaws within an acceptable level as determined in the industry.

**Warrants and Representations**

11. The Licensor warrants and represents that it is the copyright holder of the Technology. The Licensor warrants and represents that granting the license to use this Technology is not in violation of any other agreement, copyright or applicable statute.

VERAX RESEARCH AND TESTING CENTER @ HOPKINS

JOHNS HOPKINS UNIVERSITY; MCC-ACADEMIC AND RESEARCH BUILDING
9601 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
Office: (888) 214-2584 www.veraxreserch.com Fax: (301) 294-7010

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**Acceptance**

12. All terms, conditions and obligations of this Agreement will be deemed to be accepted by the Licensee ("**Acceptance**") upon execution of this Agreement.

**User Support**

13. No user support or maintenance is provided as part of this Agreement.

**Term**

14. The term of this Agreement will begin on Acceptance and is perpetual.

**Termination**

15. This Agreement will be terminated and the License forfeited where the Licensee has failed to comply with any of the terms of this Agreement or is in breach of this Agreement. On termination of this Agreement for any reason, the Licensee will promptly destroy the Technology or return the Technology to the Licensor.

**Force Majeure**

16. The Licensor will be free of liability to the Licensee where the Licensor is prevented from executing its obligations under this Agreement in whole or in part due to Force Majeure, such as earthquake, typhoon, flood, fire, and war or any other unforeseen and uncontrollable event where the Licensor has taken any and all appropriate action to mitigate such an event.

**Governing Law**

17. The Parties to this Agreement submit to the jurisdiction of the courts of the State of Colorado for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement. This Agreement will be enforced or construed according to the laws of the State of Colorado.

**Miscellaneous**

18. This Agreement can only be modified in writing signed by both the Licensor and the Licensee.

19. This Agreement does not create or imply any relationship in agency or partnership between the Licensor and the Licensee.

20. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in

VERAX RESEARCH AND TESTING CENTER @ HOPKINS

JOHNS HOPKINS UNIVERSITY; MCC-ACADEMIC AND RESEARCH BUILDING
9601 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
Office: (888) 214-2584 www.veraxreserch.com Fax: (301) 294-7010

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the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

21. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

22. This Agreement contains the entire agreement between the parties. All understandings have been included in this Agreement. Representations which may have been made by any party to this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

23. This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Licensor's successors and assigns.

**Notices**

24. All notices to the parties under this Agreement are to be provided at the following addresses, or at such addresses as may be later provided in writing:

**Vitreon America, Inc. (Vitreon)** via primary business office at 1100 Wicomico Street, Suite 705, Baltimore, Maryland 21230; and

**Verax Research Services, Inc. (Verax)** via Business and Research foreign offices located at Johns Hopkins University-MCC, 9601 Medical Center Drive, Academic and Research Building, Suite 201, 9601 Medical Center Drive, Rockville, Maryland 20850

**IN WITNESS WHEREOF** the parties have duly affixed their signatures under hand and seal on this 11th day of July, 2017:

**Vitreon America, Inc. (Vitreon)**
**Licensor**

Jorgen Sandberg

**Jorgen Sandberg**
**Chief Executive Officer**

**Date of Execution:** July 11, 2017

**Verax Research Services, Inc. (Verax)**
**Licensee**

Randall Hoggle

**J. Randall Hoggle, RPh, DPh, MBA**
**Chairman of the Board**

**Date of Execution:** July 11, 2017

VERAX RESEARCH AND TESTING CENTER @ HOPKINS

JOHNS HOPKINS UNIVERSITY; MCC-ACADEMIC AND RESEARCH BUILDING
9601 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
Office: (888) 214-2584 www.veraxreserch.com Fax: (301) 294-7010

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**Exhibit A**

**Vitreon America, Inc. Technology Description**

Product Safety Assurance Services, Inc. (PSA-Services) is providing a royalty free perpetual license to Verax Research Services, Inc. (Verax) for the following **Vitreon America, Inc. Intellectual Property ("Vitreon-IP")** in exchange for four thousand eighty-six (4,086) shares of Verax Research Services, Inc. as Founder's Shares:

(a) Non-Exclusive sublicense to the Botanicopeia™ Database and Library of 8,000 Plant-derived actives Reports;

(b) Exclusive sublicense to the Cannacopeia™ Database and Cannabinoids Activity Reports, exclusive for State of Maryland; and

(c) the Vitreon America botanical research analytics tool sets.

CONFIDENTIAL

VERAX RESEARCH AND TESTING CENTER @ HOPKINS

JOHNS HOPKINS UNIVERSITY; MCC-ACADEMIC AND RESEARCH BUILDING
9601 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
Office: (888) 214-2584 www.veraxresearch.com Fax: (301) 294-7010

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The Cannacope i a TM Database Overview
www.cannacopeia.com	February 22, 2017

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Clinically professional but welcoming and accessible in user-design and functionality, the Cannacopeia™ will be seen and used as the point of reference for
those requiring a deeper insight into Cannabis and its medical uses.

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Cannabis is a complex flowering plant of the Cannabacae family, a plant that mutates and changes over time, a fact that makes measurement and analysis challenging. This challenges not only the medical community and policy makers, but also the general public, medical, researchers and governmental understanding of the nature and potential uses of the plant.

Cannabis, or Cannabis Sativa L, is the common name of a complex flowering plant of the Cannabises family, which has two distinctive sub-species varieties: One variety is commonly called “marijuana” or “marihuana” and most well-known for its psychoactive properties; and the other is commonly referred to as “hemp” or the Indica variety, which is known for its industrial- use due to its tall, sturdy stalk and nutritional utility. Despite their distinctive differences, both varieties of cannabis have important medical applications that have been well-documented through scientific study.

Due to the fact that all varieties of cannabis are deemed by the Federal government to be illegal Schedule 1 Controlled Substances under the U.S. Controlled Substances Act, defined as drugs that have no medical utility and high potential for abuse, institutional medical and academic study has been largely prohibited. Therefore, study and documentation of phyto-chemical activity, molecular composition and corresponding medical applications have been restricted, and understanding of the nature and potential uses of the plant are limited.

With more than half of the United States (28 states and the District of Columbia) now regulating marijuana for medical and/or adult use, state laws have allowed for more scientific research and clinical study using human subjects. However, laws about cultivation and medical use vary state by state. Thus, there is little consistency in practical research, cultivation documentation and medical applications across state lines. Clinical researchers are conducting studies limited to laws, subjects and participants within their own state borders. Cultivators are splicing and cross- breeding new strains and producing a wide variety plant hybrids with varying degrees of psychoactivity and medical cannabinoids compliant with state regulations. Formulators are producing a wide variety of medicinal and recreational use products, which may or may not be available for use of study outside of their own states’ borders.

The lack of any inter-state coordination, standardization or nationally-accessible database poses a conundrum for scientists, medical practitioners, national policy makers and end users in the public who need consistent information about cannabis and its effect on human health to make important decisions impacting general health, policy and society at large. The rate at which cannabis can be cross-bred and mutated over time poses a greater challenge and exemplifies the dire need for consistent data that transcend state lines.

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Vitreon America, which has developed the world’s most comprehensive botanical database under the direction of acclaimed botanist, Dr. James Duke, and other scientific contributors, has become aware of this problem and is developing a sister database, which will focus on the botanical properties of all species and sub-species of plants in the Cannabises family. Named Cannacopeia™, this database will consolidate and archive information and data on all strains, sub-species and hybrid varieties of marijuana and hemp, including identification of all phyto- nutrients and molecular properties, their practical applications and medical utility and available, relevant research documentation and academic or clinical studies.

One important aspect of the Cannacopeia™ is that it will perform surveillance and provide specific information regarding modifications occurring during the cultivation and strain development process in all states, existing developments of formulations created for medical and psychoactive utility and examination of plant-strain characteristics including molecular components, cannabinoids and their corresponding Phyto-chemicals, terpenoids, flavonoids and other distinctive nutrients. Cannacopeia™ will also provide a means of standardizing information about all the botanical aspects and related utility of cannabis for medical, industrial, social and scientific benefit. This will provide medical professionals, researchers, legislators and policy makers, consumers and other target groups with an ongoing ‘
finger on the pulse’
of the state of Cannabis at any given point in time.

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Directed towards several targets groups that include physicians and consumers at large, there will be several different levels of access. The scope of the access levels and the content will be determined as part of the detailed web spec development.

The
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Cannacope
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For the medical or industry professionals, including physicians, administrators, medical industry personnel, researchers and others who require a solid medical insight into Cannabis, its uses and its potential as well as the ability to look deeper into chemicals, activity, dosage and other variables, the Professional Cannacopeia™ will address their needs.

The Professional Cannacopeia™ will cross-reference with actives and indications, with detail provided in each entry and cross-reference features enabling navigate between chemicals, activity, dosage and other variables. The search feature must be user-friendly and general layout is easy to navigate. For a point of reference, see the Botanicopeia©

The
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- For patients or other interested parties, the
Consumer Cannacopeia™
will be geared toward the those interested in holistic healing but not educated in the field of medicine, chemistry or botanical sciences, providing detail to help him or her understand the meaning of the information provided within the database.
- The Consumer Cannacopeia™ will provide general information regarding terms and definitions related to Cannabis, cross-referencing different medical conditions with the potential and proven studies that have been found related to medical Cannabis.

- The Consumer Cannacopeia™ will provide medical information, not with the intention to lead the consumer to self-diagnosis, but to empower the consumer to ask the right questions to physicians and other medical personnel.

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The consumer portal needs to be highly engaging and appeal to consumers that might be intimidated by very technical, scientific terms. We may want to incorporate a week-long free trial to get them hooked on the data. In terms of general non-subscription information available on the Cannacopeia™ website, this will include the following:

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Reader Information
: the visitor will be introduced Cannabis as a botanical and medicine to the users in a pedagogic and interesting way, perhaps with the use of a video, presentation, visuals. We will use this both to attract marginally interested people to come and look deeper, as well as to establish the credibility of the site.

- A Glossary
of Terms and Definitions
designed to inform the Consumer and others regarding medical Cannabis.

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Links
to partner organizations such as The Cannabis Reporter and potentially the Compassionate Care Clinics (CCC), Veterans for Compassionate Care (VFCC), etc.

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Articles and News
related to medical Cannabis.

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The following is meant to provide a general overview of the Subscription elements to be included in the Cannacopeia™, to provide a basis for continued development of a detailed website and database specification

G
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Standards:
Through the ASTM, the Foundation of Cannabis Unified Standards (FOCUS) is working with policymakers and industry stakeholders to develop International standards for all aspects of the cannabis industry from cultivation to banking and everything in between. It might be a good idea to initiate discussions to ascertain synergies. In discussions with FOCUS principles, they have expressed intent to develop standards of plant strains and universal definitions. The Cannacopeia will help to guide these standards.

- A
Legal Overview
regarding state policy and regulations, the goal being to both educate the different target groups as well as to be a positive influencer in the development of a national Cannabis policy.

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Common Names of Strains
:
The recent Casano
et al study
shows, medical marijuana strains can vary greatly from one source to another, and even from one harvest to another. The Cannacopeia database needs to flex as more strains and sub-strains. Each new strain has its own common name. Early innovators began mutating strains with often-silly names that originated from marijuana sub-culturists. In the Botanicopeia database, the common name for all species of cannabis Sativa L is “cannabis” (or marijuana, marijuana, hemp, etc.). In the Cannacopeia database, it will be necessary to use these nicknames as patients are familiar with them.

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The Flavor Wheel:
A common tool used by consumers and dispensary technicians is known as the flavor wheel. This information may be useful to incorporate into the Cannacopeia database. (image below published by Green House Seed Company.)

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Unique Criteria Medical Marijuana Patients Consider
: This section will be a combination of legal and practical information related to the use of Cannabis products. With cannabis, it is important for patients to know whether a compound or plant strain will “get them high” (or get them fired or arrested in certain states).

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Phyto-chemicals activation at varying rates:
This depends upon heat temperatures, fermentation, drying, oil extraction. It’s not enough for a patient to know that THC exists, it is important for a patient to know at which point it becomes psychoactive to decide on the compound used. For example, THC A has no psychotropic effect due to the way the plant was fermented. With such information, a patient can ascertain whether a product can be safely used at work or while driving.

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Trailing Information In Development:
It would be ideal to list all indications for use. This section must be developed in close cooperation with Dr. Jim Duke or others who have the knowledge of Cannabis as a botanical, in cooperation with individuals who have knowledge of the current and potential medical uses and implementation.
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Terpenes:
Unlike most pharmaceuticals, medical marijuana users rely upon information provided about terpenes when ascertaining which strain or extract will be most beneficial for their medical condition. Those with relatively high concentrations of specific terpenes are easier to identify by their smell than other strains. For example, varieties that smell of musk or of clove deliver sedative, relaxing effects (high level of the terpene myrcene); piney smells help promote mental alertness and memory retention (high level of the terpene pinene); and lemony aromas are favored for general uplift in mood and attitude (high level of limonene).

This is important to include because, when a patient researches strains to treat his or her condition, they take information to a dispensary. If terpenes aren’t labeled, the patient can use the information to select the right medicine.

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